EXECUTION COPY

Exhibit 10.2

CAPITAL COMMITMENT AGREEMENT

entered into as of November 13, 2008

by and among

Dexia Holdings Inc.

Financial Security Assurance Holdings Ltd.

and

FSA Asset Management LLC

CAPITAL COMMITMENT AGREEMENT

This CAPITAL COMMITMENT AGREEMENT (the “Agreement”) is entered into as of November 13, 2008 (the “Commitment Effective Date”), by and among Dexia Holdings Inc. (“DHI”), Financial Security Assurance Holdings Ltd. (“FSAH”) and FSA Asset Management LLC (“FSAM”).  DHI, FSAH and FSAM are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, FSAH desires to receive additional capital contributions from DHI for purposes of FSAH making additional equivalent capital contributions to FSAM (the “FSAM Commitment”), and FSAM desires to receive additional capital contributions from FSAH for the Intended Uses; and

WHEREAS, DHI is willing to contribute capital to FSAH from time to time in cash, up to an aggregate amount of US$500 million, in return for certain cash payments from (and, if the Board of Directors of FSAH so elects, common stock of) FSAH, on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I – DEFINITIONS

Section 1.1.            Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, in relation to any Person, any entity controlled, directly or indirectly, by the Person, any entity that controls, directly or indirectly, the Person or any entity directly or indirectly under common control with the Person (where, for the avoidance of doubt, two entities shall be considered under “common control” where they are each controlled, directly or indirectly, by the same third entity).  For this purpose, “control” of any entity or Person means ownership of a majority of the voting power of the entity or Person.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Event” means with respect to any person that such person (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (c) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty calendar days of the institution or presentation thereof; (d) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (e) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (f) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty calendar days thereafter; or (g) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (f) (inclusive)..

“Business Day” means each day which is neither a Saturday, a Sunday nor any other day on which banking institutions in New York or Paris are authorized or obligated by law or required by executive order to be closed.

“Capital Contribution” has the meaning set forth in Section 2.1.

“Collateral Posting Requirements” has the meaning set forth in the Pledge and Intercreditor Agreement.

“Common Stock” means common stock issued by FSAH, par value $.01 per share.

“Contribution Certificate “ has the meaning set forth in Section 4.2.

“Contribution Date” means any date on which FSAH may receive a Capital Contribution in accordance with Article IV.

“Contribution Payment” means a non-refundable payment equal to 50 basis points per annum of the DHI Commitment, determined and payable in accordance with Section 3.1.

“Contribution Request Date” means any date on which FSAH delivers a Contribution Certificate to DHI in accordance with Section 4.1.

“Deficiency Amount” means the Economic Loss reduced by tax benefits arising from Economic Losses that reduce FSAH’s federal income tax liability as included in the Financial Statements.  The “Current Period Deficiency Amount” means the Deficiency Amount reduced by the Deficiency Amount as of the prior quarter end.  To the extent that such tax benefits realized in any quarter exceed the Current Period Deficiency Amount (calculated without deducting such tax benefits realized in that quarter or carried over from such prior quarters), then the amount of those tax benefits realized but not used are carried over and used in the next subsequent quarter with a Current Period Deficiency Amount until such realized tax benefits have been so used.

“DHI Commitment” has the meaning set forth in Section 2.1.

“DHI” has the meaning set forth in the preamble.

“Economic Loss” means, in respect of assets owned by FSAM for which an “other than temporary impairment” has been determined under FSAH’s accounting principles and valuation rules consistently applied, the amount by which the amortized purchase cost of these assets exceeds the discounted present value of the future expected cash flows of such assets in each case as disclosed in FSAH’s Form 10-K or Form 10-Q in respect of the quarter ending immediately prior to the relevant Contribution Date.

“End Date” means the earliest of (i) the last maturity date of the assets included in FSAM’s investment portfolio (which for this purpose shall include any assets held directly by a subsidiary of FSAM) as of the Commitment Effective Date, (ii) the date of the completion of the liquidation of all of such assets or (iii) any earlier termination pursuant to Article VII of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” means, from time to time, the most recent audited annual financial statements delivered or made available to DHI pursuant to Section 8.2(a) and, if any subsequent quarterly financial statements have been delivered or made available to DHI, the most recent unaudited quarterly financial statements described in Section 8.2(b).

“FSAH” has the meaning set forth in the preamble.

“FSAM” has the meaning set forth in the preamble.

 “FSA Inc.” means Financial Security Assurance Inc., a New York stock insurance company.

“GAAP” means United States generally accepted accounting principles, consistently applied as in effect from time to time.

“GIC Issuers” means collectively FSA Capital Management and FSA Capital Markets, as such terms are defined in the Pledge and Intercreditor Agreement.

“GMSLA” means the Global Master Securities Lending Agreement (including the Annex thereto) dated as of November 13, 2008, between FSAM and Dexia Bank Belgium S.A., as the same may from time to time be amended.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Insolvency Event” means with respect to a person that such person is or becomes financially insolvent or is unable generally to pay its debts as they become due or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due.

“Intended Uses” has the meaning set forth in the Pledge and Intercreditor Agreement.

“Parties” has the meaning set forth in the preamble.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

“Pledge and Intercreditor Agreement” means the Pledge and Intercreditor Agreement dated as of November 13, 2008 among Dexia Crédit Local, Dexia Bank Belgium S.A., FSAM and FSA Inc.

“Publication Date” means the date on which FSAH has delivered or made available to DHI its latest audited annual financial statements pursuant to Section 8.2(a) or its latest unaudited quarterly financial statements pursuant to Section 8.2(b), as the case may be.

“Specified Liens” means the FSA Liens, the Subordinated Liens, and any Permitted Lien as such terms are defined in the Pledge and Intercreditor Agreement.

 “Subsidiary” shall mean, as to any Person, any other Person with respect to which 50% or more of the voting equity interests of such Person are owned by such first Person, whether directly or indirectly through one or more intermediary Subsidiaries.

“Termination Event” has the meaning set forth in Article VII.

Section 1.2.            Interpretation.

(a)          As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, and not to any particular article, section, or other subdivision hereof; (iii) any pronoun will include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as the same may be from time to time amended, modified, supplemented, and restated; (viii) references to any Person include such Person’s respective successors and permitted assigns.

(b)          In this Agreement, any reference to a Party’s “knowledge,” and comparable terms including “know,” “known,” “aware,” or “awareness,” means such Party’s actual knowledge after due inquiry of officers, directors and other key employees of such Party reasonably believed to have knowledge of such matters.

(c)          Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) will be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on or by the next succeeding Business Day.

ARTICLE II
CAPITAL COMMITMENT; AMOUNT

Section 2.1.            Commitment. Until the End Date, DHI agrees to contribute capital to FSAH (each contribution, a “Capital Contribution”) in such amounts as requested by FSAH from time to time, up to an aggregate capital contribution of US$500 million (“DHI Commitment”), subject to and in accordance with the terms and conditions of this Agreement.

Section 2.2.            Amount. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate Capital Contributions under this Agreement exceed the DHI Commitment.  FSAH may not request that amounts contributed under the DHI Commitment and redistributed to DHI in any manner be contributed again.

ARTICLE III
CONTRIBUTION PAYMENTS; SHARES

Section 3.1.            Contribution Payment. FSAH shall pay to DHI the Contribution Payment quarterly in arrears on the portion of the DHI Commitment that has not been contributed.  Such amount shall be based on the average portion of the DHI Commitment that has not been contributed during a calendar quarter and calculated on an actual/360-day basis, with such amount to be paid on the first Business Day of the immediately following calendar quarter.  The payment shall be made by wire transfer in immediately available funds (in US dollars) to an account specified by DHI in accordance with the notice provisions in Section 9.5 of this Agreement.

ARTICLE IV– CONTRIBUTION RIGHT

Section 4.1.            Date. Subject to and in accordance with the terms and conditions of this Agreement, FSAH may request that DHI contribute capital available under the DHI Commitment on a quarterly basis (x) for the first contribution on December 15, 2008, and (y) thereafter on the 30th day (or, if such 30th day is not a Business Day, the first Business Day immediately following such 30th day) after the Publication Date (each such date being a “Contribution Date” hereunder), in each case in an amount up to the then existing Current Period Deficiency Amount (subject to the DHI Commitment limit) by making a contribution request to DHI no later than 20 days prior to the relevant Contribution Date (or, with respect to the first contribution on December 15, 2008, no later than 20 days prior to such first Contribution Date).  The Current Period Deficiency Amount may be increased above the otherwise applicable amount by the mutual agreement of DHI and FSAH.

Section 4.2.            Certificate. FSAH may make a contribution request by delivering to DHI a certificate (a “Contribution Certificate”) executed by the principal financial officer of FSAH, which shall set forth:

(a)           The Current Period Deficiency Amount and FSAH’s calculations used to determine the Current Period Deficiency Amount in reasonable detail; and

(b)           The wire and account details for the Capital Contribution.

Section 4.3.            Payment. Subject to the terms and conditions of this Agreement, on the Contribution Date, (i) DHI will pay to FSAH, in immediately available funds (in US dollars), a Capital Contribution in an amount equal to the Current Period Deficiency Amount, and (ii) if the Board of Directors of FSAH has elected to issue new shares of Common Stock in consideration for such Capital Contribution, FSAH shall deliver to DHI certificates representing the shares of Common Stock being issued in connection with such Capital Contribution.

ARTICLE V – CONTRIBUTION CONDITIONS PRECEDENT

DHI’s commitment to make any Capital Contribution, shall be subject to the following conditions:

(a)           FSAH shall have delivered to DHI the Contribution Certificate no later than 20 days prior to the Contribution Date;

(b)           FSAH shall have delivered to DHI no later than the Business Day immediately prior to the Contribution Date any additional documents and calculations reasonably requested by DHI in connection with the Capital Contribution;

(c)           FSAH shall have delivered a certificate to DHI, executed by FSAH’s  chief executive officer and principal financial officer, which states that (i) each of the representations and warranties  of FSAH and FSAM set forth in Article VI of this Agreement are true and accurate in all material respects as of the Contribution Date, and (ii) each of FSAH and FSAM has performed and complied with in all material respects each covenant required to be performed or complied with by it pursuant to Article VII of this Agreement prior to or on the Contribution Date;

(d)           Each of the representations and warranties of FSAH and FSAM set forth in Article VI of this Agreement shall be true and accurate in all material respects as of the Contribution Date;

(e)           Each of FSAH and FSAM has performed and complied with in all material respects each covenant required to be performed or complied with by it pursuant to Article VII of this Agreement prior to or on the Contribution Date;

(f)            No Termination Event shall have occurred or be continuing; and

(g)           If the Board of Directors of FSAH has elected to issue new shares of Common Stock in consideration for such Capital Contribution, FSAH shall have tendered for delivery to DHI certificates representing the shares of Common Stock being issued in connection with such Capital Contribution.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

FSAH and FSAM jointly represent and warrant to DHI as of the date hereof and as of each Contribution Date (or, in the case of any representation or warranty that speaks as of a specific date or time, as of such specific date or time) as follows:

Section 6.1.            Organization.  FSAM is a limited liability company duly organized and validly existing under the laws of the State of Delaware.  FSAH is a corporation duly organized and validly existing under the laws of the State of New York.  Each such entity has all requisite power and authority, corporate and otherwise, to conduct its business as now conducted and to own its properties.  Each such entity has full power and authority to enter into this Agreement and to incur its obligations provided for herein, all of which have been duly authorized by all proper and necessary action, corporate or otherwise, on the part of such entity.  This Agreement has been duly executed and delivered by each such entity and constitutes the valid and legally binding agreement of such entity, enforceable against such entity in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency and other laws relating to or affecting creditors’ rights generally and by general principles of equity.

Section 6.2.            Authorization; No Conflicts.  All consents and approvals of, and all notices to and filings with, any governmental entities or regulatory bodies required as a condition to the valid execution, delivery or performance by FSAM and FSAH of this Agreement have been obtained or made.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will conflict with, result in a breach of or constitute a default under (i) any of the terms, conditions or provisions of the limited liability company agreement of FSAM or the articles or incorporation or by-laws of FSAH, (ii) any law, regulation or order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality or (iii) any agreement or instrument to which FSAH or FSAM is a party or by which it is bound.

Section 6.3.            Financial Statements. The Financial Statements heretofore furnished or made available to DHI are complete and correct and fairly present the consolidated financial condition of FSAH and its consolidated subsidiaries as at the dates thereof and the results of operations for the periods covered thereby (subject, in the case of quarterly statements, to normal, year-end audit adjustments).  Such financial statements were prepared in accordance with U.S. generally accepted accounting principles consistently applied.

Section 6.4.            Litigation.  As of the date of this Agreement, other than as may have been disclosed in the Annual Report on Form 10-K for the year ending December 31, 2007, or the Quarterly Reports on Form 10-Q for the quarters ending March 31, 2008, or June 30, 2008, in each case as filed by FSAH with the U.S. Securities and Exchange Commission, there is no action, suit or proceeding pending against, or to FSAH’s and FSAM’s knowledge threatened against or affecting, FSAH or FSAM before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would have a material adverse effect (actual or prospective) on FSAH’s or FSAM’s business, properties or financial position or which seeks to terminate or calls into question the validity or enforceability of this Agreement.

Section 6.5.                                   Nature of Entity.  Each of FSAM and FSAH is not (i) a “holding company,” or a “subsidiary company” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) required to be registered as an “investment company” as defined in (or subject to regulation under) the Investment Company Act of 1940.  Neither the making of requests for capital contributions by FSAH or FSAM hereunder, or the application of the amounts received as a result thereof by FSAH or FSAM, nor the consummation of other transactions contemplated hereunder, will violate any provision of the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any rule, regulation or order of the SEC.

Section 6.6.                                   No Termination Event.  No Termination Event has occurred and is continuing.

ARTICLE VII- TERMINATION

The DHI Commitment shall automatically terminate and DHI shall have no further obligation to make any Capital Contribution upon the earliest of (each of the following being a “Termination Event”):

(a)                                  the DHI Commitment has been contributed in full or, if earlier, upon payment or other satisfaction of all liabilities of FSAM;

(b)                                 a Bankruptcy Event in relation to any of FSAH, FSA Inc., FSAM, FSA Capital Markets Services LLC or FSA Capital Management Services LLC;

(c)                                  any Insolvency Event in relation to FSA Inc.; or

(d)                                 an Event of Default occurring under either (x) the Revolving Credit Agreement dated as of June 30, 2008 between Dexia Crédit Local and FSAM, as amended or (y) the GMSLA.

ARTICLE VIII
COVENANTS

FSAH and FSAM each covenants and agrees as follows:

Section 8.1.                                   Conduct of Business.  It will maintain its corporate (or, with respect to FSAM, its limited liability company) existence in good standing, will comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which would have a material adverse effect on its financial condition or operations or on its ability to meet its obligations hereunder, and will continue to engage in business of the same general type as that engaged in by it on the date hereof.  It will pay and discharge, at or before maturity, all its obligations and liabilities, including, without limitation, tax liabilities, where failure to satisfy such obligations or liabilities in the aggregate would have a material adverse effect on its financial condition, operations or ability to meet its obligations hereunder.

Section 8.2.                                   Financial Statements.  FSAH will furnish to DHI:

(a)                                  As soon as available and in any event within 90 days after the end of each fiscal year of FSAH, a consolidated balance sheet of FSAH and its consolidated subsidiaries as at the close of such fiscal year and the related consolidated statements of income and changes in financial position for such year, certified by independent public accountants of recognized standing; and

(b)                                 As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of FSAH, a consolidated balance sheet of FSAH and its consolidated subsidiaries as at the close of such quarter and the related consolidated statements of income and changes in financial position for such quarter and for the portion of such fiscal year then ended, certified by FSAH’s chief financial officer as having been prepared on a basis consistent with the most recent audited consolidated financial statements of FSAH and its consolidated subsidiaries, it being understood that the required certifications on Form 10-Q and Form 10-K shall suffice for such purpose.

Section 8.3.                                   Use of Proceeds.  FSAH shall use the proceeds from the DHI Commitment solely to perform its obligations under the FSAM Commitment and FSAM shall use any proceeds it receives (whether directly or indirectly) from a contribution request by FSAH solely to purchase securities eligible to be posted by the GIC Issuers as collateral for purposes of meeting Collateral Posting Requirements and for any other Intended Uses.

Section 8.4.                                   Maintenance of Properties.  It shall (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) use the standard of care typical in the industry in the operation and maintenance of its facilities, except where the failure to do so could not reasonably be expected to have a material adverse effect on it.

Section 8.5.                                   Maintenance of Insurance.  It shall maintain with financially sound and reputable insurance companies or with a captive insurance company that is its Affiliate as to which DHI may request reasonable evidence of financial responsibility, insurance with respect to its properties in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where it or any of its Subsidiaries operates.

ARTICLE IX
MISCELLANEOUS

Section 9.1.                                   Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms of the agreements among the Parties with respect to the matters provided for herein.

Section 9.2.                                   Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.3.                                   Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 9.4.                                   Public Announcements.  Subject to FSAH’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, neither FSAH nor FSAM will make any news release or public disclosure without first consulting with DHI and receiving its consent (which shall not be unreasonably withheld or delayed) and FSAH and FSAM shall coordinate with DHI with respect to any such news release or public disclosure.

Section 9.5.                                   Notices.  All notices and other communications hereunder must be in writing and must be delivered personally, faxed, sent by internationally recognized delivery service or mailed by registered or certified mail (return receipt requested) to the relevant Parties at the following address (or to such other Person or address for a Party as specified by such Party by like notice) and shall be effective when received:

(a)          If to FSAH:

Financial Security Assurance Holdings Ltd.

31 West 52nd Street

New York, New York  10019

Attention:     Managing Director – Surveillance

Facsimile:    (212) 339-3518

with a copy to:

Financial Security Assurance Holdings Ltd.

31 West 52nd Street

New York, New York  10019

Attention:     General Counsel

Facsimile:     (212) 857-0541

(b)         If to FSAM:

FSA Asset Management LLC

31 West 52nd Street

New York, New York  10019

Attention:     FP – Operations

Facsimile:    (212) 893-2727

with a copy to:

FSA Asset Management LLC

31 West 52nd Street

New York, New York  10019

Attention:     General Counsel

Facsimile:     (212) 857-0541

(c)          If to DHI:

Dexia Holdings Inc.

c/o Financial Security Assurance Holdings Ltd.

31 West 52nd Street

New York, New York  10019

Attention:     General Counsel

Facsimile:     (212) 857-0541

with a copy to:

Dexia Crédit Local

1, Passerelle des Reflets

Tour Dexia La Défense 2

92913 La Défense Cedex

France

Attention:     Back Office Operations

Facsimile:     33 1 58 58 7290

Section 9.6.                                   Severability.  If at any time any covenant or provision contained herein is deemed in a final ruling of a court or other body of competent jurisdiction to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such portion of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 9.7.                                   Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification.  No waiver by any Party of any provision of this Agreement will be valid unless in writing and signed by the Party making such waiver and designated as a waiver.  No failure or delay by any Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 9.8.                                   Assignment; Binding Effect.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without (a) the prior written consent of the other Parties, and (b) the complete written assumption by the assignee of all of the obligations of the assignor under this Agreement.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 9.9.                                   Third-Party Beneficiaries. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated herein to be entitled to any such right, remedy, obligation, or liability. This Agreement shall not be enforceable by any creditor of FSAH, any creditor of FSAM or any other Person or entity, other than DHI, FSAH, FSAM and their successors.

Section 9.10.                             Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City and State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 9.11.                             Waiver of Jury Trial.  Each of the Parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 9.12.                             Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Section 9.13                                Covenant with Respect to Dexia Crédit Local.  DHI covenants to FSAH that it will borrow from Dexia Crédit Local, or otherwise request that Dexia Crédit Local contribute or convey to DHI, any funds necessary for DHI to make all Capital Contributions required to be made by DHI under this Agreement, such that Dexia Crédit Local loans, contributes or conveys to DHI the amount of each such Capital Contribution on or immediately prior to the related Contribution Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DEXIA HOLDINGS INC.

By	/s/ Alain Delouis
Name: Alain Delouis
Title: Chairman

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD

By	/s/ Robert P. Cochran
Name: Robert P. Cochran
Title: Chairman and Chief Executive Officer

FSA ASSET MANAGEMENT LLC

By	/s/ Guy Cools
Name: Guy Cools
Title: Managing Director

By	/s/ Bruce Stern
Name: Bruce Stern
Title: Managing Director

By signing this Agreement below, Dexia Crédit Local agrees to, and covenants to FSAH that it shall, loan, contribute or otherwise convey to DHI amounts equal to all Capital Contributions required to be made by DHI under this Agreement, with Dexia Crédit Local to loan, contribute or otherwise convey to DHI the amount of each such Capital Contribution on or immediately prior to the related Contribution Date.

DEXIA CREDIT LOCAL

By	/s/ Jean Le Naour	By	/s/ Didier Casas
Name: Jean Le Naour		Name: Didier Casas
Title: Chief Financial Officer		Title: General Secretary

Acting together pursuant to a special power of attorney granted by the Board of Directors of Dexia Crédit Local on November 13th, 2008.